Exhibit 99.1

N E W S  R E L E A S E

Media Contacts:
Fred Kornberg, President and Chief Executive Officer
Robert G. Rouse, Chief Financial Officer
(631) 777-8900
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES RESULTS FOR THE
THIRD QUARTER OF FISCAL 2005

Melville, New York – June 8, 2005 — Comtech Telecommunications Corp. (Nasdaq: CMTL) today reported results for the third quarter of fiscal 2005. Sales, operating profit, EBITDA, net income and diluted earnings per share were higher than the Company’s third quarter guidance and at a level in the Company’s history second only to the previous quarter.

Net sales for the three months ended April 30, 2005 were $75.4 million compared to $51.2 million for the three months ended April 30, 2004. Strong increases in sales were experienced in all three business segments. Net income of $8.4 million, or $0.32 per diluted share, for the three months ended April 30, 2005 far exceeded the $4.8 million, or $0.20 per diluted share, for the three months ended April 30, 2004.

Net sales for the nine months ended April 30, 2005 were $209.6 million compared to $164.3 million for the nine months ended April 30, 2004. Net income for the nine months ended April 30, 2005 was $25.6 million, or $1.00 per diluted share, versus $15.7 million, or $0.67 per diluted share, for the nine months ended April 30, 2004.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $12.6 million and $9.0 million for the three months ended April 30, 2005 and 2004, respectively. For the nine months ended April 30, 2005 and 2004, EBITDA was $41.5 million and $28.1 million, respectively. Cash flows from operating activities were an impressive $49.5 million for the nine months ended April 30, 2005.

Backlog as of April 30, 2005 remained strong at $153.6 million compared to $83.5 million as of July 31, 2004. Bookings for the three and nine months ended April 30, 2005 were $70.0 million and $279.6 million, respectively.

In commenting on the Company’s performance during the third quarter of fiscal 2005, Fred Kornberg, President and Chief Executive Officer, noted, “The third quarter was yet another strong showing in a sustained period of outstanding performance by Comtech. The strength has been experienced across all three of our business segments. All but a small portion of our growth has been organic – driven by our significant investments in technology and research and development which have translated into well-entrenched leadership positions in high growth markets and participation in high growth programs.”

Mr. Kornberg added, “During the quarter, the Company completed a 3-for-2 stock split which we believe enhances the liquidity in the market for our shares and makes our shares more accessible to individual and institutional investors.”

Mr. Kornberg concluded, “Anchored by the performance during the first nine months, fiscal 2005 is expected to be another record year for us on the top and bottom lines by a wide margin. As we complete fiscal 2005 and look into fiscal 2006, we remain optimistic that fiscal 2006 will be yet another record year for Comtech.”

– more –

Comtech Telecommunications Corp. (the “Company”) designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company conducts its business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company offers niche products, systems and services where it believes it has technological, engineering, systems design or other expertise that differentiate its product offerings.

The Company has scheduled an investor conference call for 11:30 AM (ET) on Wednesday, June 8, 2005. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site, www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 905-0392 (domestic), or (785) 832-0201 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-2677. In addition, an updated investor presentation, including updated earnings guidance, will be available on our web site shortly after the conference call.

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the future performance and financial condition of the Company, the plans and objectives of the Company’s management and the Company’s assumptions regarding such performance and plans that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties, which include the following:

•	Our operating results being difficult to forecast and subject to volatility;

•	Our inability to maintain our government business;

•	Our inability to keep pace with technological changes;

•	Our dependence on international sales;

•	The impact of a domestic or foreign economic slow-down and reduction in telecommunications equipment and systems spending on the demand for our products, systems and services;

•	Our mobile data communications business being subject to unique risks;

•	Our backlog being subject to cancellation or modification;

•	Our dependence on component availability, subcontractor availability and performance by key suppliers;

•	Our fixed price contracts being subject to risk;

•	The impact of adverse regulatory changes on our ability to sell products, systems and services;

•	The impact of prevailing economic and political conditions on our businesses;

•	Whether we can successfully integrate and assimilate the operations of acquired businesses;

•	The impact of the loss of key technical or management personnel;

•	The highly competitive nature of our markets;

•	Our inability to protect our proprietary technology;

•	Our operations being subject to environmental regulation;

•	The impact of recently enacted and proposed changes in securities laws and regulations on our costs;

•	The impact of terrorist attacks and threats, and government responses thereto, and threats of war on our businesses;

•	Our inability to satisfy our debt obligations, including the recently issued convertible senior notes;

•	The inability to effectuate a change in control of the Company due to provisions in its certificate of incorporation and by-laws, stockholders’ rights plan and Delaware law;

•	Our stock price being volatile; and

•	Our current intention not to declare or pay any cash dividends.

–Tables follow –

COMTECH TELECOMMUNICATIONS CORP.
Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,

	2005	2004	2005	2004

Net sales	$75,388,000	51,244,000	209,597,000	164,334,000
Cost of sales	45,910,000	30,635,000	120,708,000	102,132,000

Gross profit	29,478,000	20,609,000	88,889,000	62,202,000

Expenses:
Selling, general and administrative	12,855,000	8,775,000	36,112,000	26,153,000
Research and development	5,325,000	3,993,000	15,175,000	11,198,000
Amortization of intangibles	597,000	499,000	1,734,000	1,498,000

	18,777,000	13,267,000	53,021,000	38,849,000

Operating income	10,701,000	7,342,000	35,868,000	23,353,000

Other expense (income):
Interest expense	669,000	675,000	2,005,000	750,000
Interest income	(1,191,000)	(324,000)	(2,739,000)	(543,000)

Income before provision for income taxes	11,223,000	6,991,000	36,602,000	23,146,000
Provision for income taxes	2,851,000	2,238,000	10,972,000	7,407,000

Net income	$8,372,000	4,753,000	25,630,000	15,739,000

Net income per share
Basic	$0.39	0.22	1.19	0.75

Diluted	$0.32	0.20	1.00	0.67

Weighted average number of common shares
outstanding - basic	21,666,000	21,326,000	21,505,000	21,125,000

Weighted average number of common and
common equivalent shares outstanding
assuming dilution – diluted	27,327,000	26,439,000	26,936,000	24,329,000

EBITDA(1)

Reconciliation of net income to EBITDA:
Net income	$8,372,000	4,753,000	25,630,000	15,739,000
Income taxes	2,851,000	2,238,000	10,972,000	7,407,000
Net interest expense (income)	(522,000)	351,000	(734,000)	207,000
Depreciation and amortization	1,943,000	1,614,000	5,609,000	4,738,000

EBITDA	$12,644,000	8,956,000	41,477,000	28,091,000

(1)

Represents earnings before interest, income taxes, depreciation and amortization. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet its debt service requirements. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

COMTECH TELECOMMUNICATIONS CORP.
Consolidated Balance Sheets

	April 30, 2005	July 31, 2004

Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$205,250,000	163,292,000
Restricted cash	1,044,000	4,054,000
Accounts receivable, net	38,229,000	43,002,000
Inventories, net	45,455,000	39,758,000
Prepaid expenses and other current assets	3,896,000	1,817,000
Deferred tax assets - current	6,501,000	6,501,000

Total current assets	300,375,000	258,424,000

Property, plant and equipment, net	17,337,000	14,652,000
Goodwill	22,322,000	18,721,000
Intangibles with definite lives, net	9,716,000	10,706,000
Deferred financing costs, net	3,131,000	3,541,000
Other assets, net	365,000	346,000

Total assets	$353,246,000	306,390,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,307,000	9,566,000
Accrued expenses	27,660,000	20,515,000
Customer advances and deposits	6,751,000	7,290,000
Deferred service revenue	9,222,000	13,716,000
Current installments of other obligations	234,000	234,000
Interest payable	525,000	1,073,000
Income taxes payable	4,699,000	4,812,000

Total current liabilities	72,398,000	57,206,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	457,000	158,000
Deferred tax liabilities - non-current	4,908,000	1,628,000

Total liabilities	182,763,000	163,992,000

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and
unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 30,000,000 shares;
issued 21,907,379 shares at April 30, 2005 and 21,557,002 shares
at July 31, 2004	2,191,000	2,156,000
Additional paid-in capital	112,136,000	109,716,000
Retained earnings	56,341,000	30,711,000

	170,668,000	142,583,000

Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)

Total stockholders’ equity	170,483,000	142,398,000

Total liabilities and stockholders’ equity	$353,246,000	306,390,000

Commitments and contingencies

ECMTL

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